UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Soliciting Material under §240.14a-12

AT HOME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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At Home Group Inc., a Delaware corporation (“At Home” or the “Company”), issued the following press release on June 2, 2021.

At Home Group Inc. Files Preliminary Proxy Statement

All-Cash Hellman & Friedman Transaction to Deliver Immediate and Substantial Value

for All At Home Stockholders

Special Committee Carefully Evaluated Financial Projections Through Fiscal 2026

Transaction Result of Vigorous Negotiations

Provides Update on Go-Shop Process

PLANO, Texas – June 2, 2021 – At Home Group Inc. (“At Home” or “the Company”) (NYSE: HOME), the home décor superstore, today announced that it has filed its preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with At Home’s pending transaction with funds affiliated with Hellman & Friedman (“H&F”), a premier global private equity firm. The preliminary proxy statement is available on the investor relations section of the Company’s website at investor.athome.com and the SEC’s website at www.sec.gov.

As previously announced on May 6, 2021, under the terms of the H&F agreement, At Home stockholders will receive $36.00 in cash for each share of At Home common stock they hold in a transaction valued at approximately $2.8 billion, including the assumption of debt.

Highlights from the preliminary proxy filing include:

•	Highly Attractive, Guaranteed Valuation and Premium. The H&F transaction delivers a significant premium of approximately 25% to the 30-day volume weighted average share price and delivers $36.00 per share in cash – a premium of approximately 17% to the Company’s closing stock price of $30.67 on May 4, 2021, the last trading day prior to media speculation regarding a possible transaction. It also:

o	Delivers a premium of approximately 29% to the 60-day volume weighted average share price and a premium of approximately 43% to the 90-day volume weighted average share price; and
o	Reflects a highly attractive Price-to-Earnings (P/E) multiple of fiscal year 2022 earnings – 18.7x At Home management’s 2022 earnings per share forecast and 22.3x the IBES consensus.

•	Thorough and Robust Process, Which Led to Five Separate Price Increases. As the preliminary proxy statement describes in detail, the Company exhaustively explored a sale in the first half of 2019. Despite soliciting bids from financial sponsors and strategic buyers, and media speculation that the Company was exploring a sale, H&F was the only party to submit a bid. In December 2020, the Board formed a Special Committee of independent directors that also engaged independent financial and legal advisors. The value created by the transaction is the result of vigorous negotiations by the Special Committee of the Board, including:

o	The Special Committee’s negotiations with H&F led to five separate price increases from H&F’s initial bid of $32.00 per share to its final bid of $36.00 per share and favorable terms to At Home that the Board determined maximized value for all At Home stockholders.
o	As previously disclosed, the merger agreement also provides for a 40-day go-shop. As of June 1, 2021, Goldman Sachs, the Special Committee’s independent financial advisor, contacted 17 financial sponsors and 7 strategic parties pursuant to the go-shop. One of these parties has entered into a non-disclosure agreement with the Company but has not made any proposal to date. Each of the other parties declined to pursue a potential transaction involving the Company. Goldman Sachs has received no inbound inquiries from other third parties.

•	Comprehensive Evaluation of the Company’s Long-Term Business Plan and Prospects. As part of their evaluation, the Special Committee and the Board carefully analyzed the value the Company is expected to derive from its standalone plan. Management’s five-year projections are detailed in the preliminary proxy statement.

o	Despite achieving record results for the first quarter of fiscal 2022, driven in part by a larger than expected U.S. federal stimulus tailwind, the Special Committee and the Board believed that the Company’s longer-term outlook through fiscal 2026 remained largely unchanged and that there are significant external risks to the Company’s business plan.
o	The risks include, but are not limited to, increased freight costs, potential changes in corporate tax rates and the federal minimum wage, risks to the Company’s supply chain, and the potential for a significant shift in consumer spending as the COVID-19 pandemic eases. The Special Committee and the Board also considered the operating costs for planned new store openings, which may not be achievable, as well as the associated margin headwind.
o	The Special Committee and the Board considered that the Company would need to meet or exceed the business plan and achieve a multiple at which At Home as a public company has not seen on a consistent basis since early 2019 in order to generate significantly greater value through execution of its standalone strategy, while remaining subject to the external risks and uncertainties inherent in the business plan, as compared to the certain, immediate, and liquid all cash value of $36.00 per share offered by the proposed H&F transaction.

The At Home Board of Directors and Special Committee unanimously believe this transaction is the optimal path forward and in the best interest of its stockholders.

Phil Francis, At Home’s Lead Independent Director and Chair of the Special Committee of the Board of Directors, speaking on behalf of the Special Committee, said, “The At Home Board is committed to maximizing stockholder value and acting in the best interests of the Company and all our stockholders. H&F is an ideal partner, and the Board has great confidence in the benefits of this transaction. Before announcing our agreement with H&F, the Board carefully considered At Home’s opportunities and risks, both pre-and post-pandemic. Looking ahead, we expect consumer spending in the home category to moderate as consumers shift part of their spending towards services, and we expect continuing challenges with significantly elevated freight costs and other potential cost increases. The Special Committee determined that the H&F transaction provides substantial, guaranteed and immediate value to all our stockholders.”

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP as legal counsel to the Special Committee.

About At Home

At Home (NYSE: HOME), the home decor superstore, offers over 50,000 on-trend home products to fit any budget or style, from furniture, mirrors, rugs, art and housewares to tabletop, patio and seasonal decor. At Home is headquartered in Plano, Texas, and currently operates 226 stores in 40 states. For more information, please visit us online at investor.athome.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of At Home Group Inc. (the “Company”) by an affiliate of Hellman & Friedman. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a proxy statement and other relevant documents. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents once filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (http://investor.athome.com/) or by directing a request to: the Company, 1600 East Plano Parkway, Plano, Texas, 75074, Attention: Investor Relations. Copies of documents filed by the Company with the SEC may also be obtained for free at the SEC’s Web site at http://www.sec.gov.

Participants in Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the Company’s executive officers and directors is set forth in the Company’s Annual Report on Form 10-K, which was filed by the Company with the SEC on March 24, 2021, and the proxy statement for the Company’s 2021 annual meeting of stockholders, which was filed with the SEC by the Company on May 4, 2021. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the proposed merger by reading the preliminary and definitive proxy statement regarding the proposed merger when it is filed with the SEC. When available, investors may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This communication contains forward-looking statements made pursuant to and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate”, “are confident”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “look ahead”, “look forward”, “may”, “might”, “on track”, “outlook”, “plan”, “potential”, “predict”, “reaffirm”, “seek”, “should”, “trend”, “will”, or “vision”, or the negative thereof or comparable terminology regarding future events or conditions. The forward-looking statements are not historical facts, and are based upon the Company’s current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond its control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

Forward-looking statements are subject to significant known and unknown risks and uncertainties that may cause actual results, performance or achievements in future periods to differ materially from those assumed, projected or contemplated in the forward-looking statements, including, but not limited to, the following factors: the ongoing global COVID-19 pandemic and related challenges, risks and uncertainties, including historical and potential future measures taken by governmental and regulatory authorities (such as requiring store closures), which have significantly disrupted the Company’s business, employees, customers and global supply chain, and for a period of time, adversely impacted its financial condition (including resulting in goodwill impairment) and financial performance, and which disruption and adverse impacts may continue in the future; the recent and ongoing direct and indirect adverse impacts of the global COVID-19 pandemic to the global economy and retail industry; the eventual timing and duration of economic stabilization and recovery from the COVID-19 pandemic, which depends largely on future developments; general economic conditions in the United States and globally, including consumer confidence and spending, and any changes to current favorable macroeconomic trends of strong home sales, nesting and de-urbanization (which were enhanced and accelerated due to COVID-19, and may not continue upon a successful vaccine rollout in significant numbers that impacts consumer behavior); the Company’s indebtedness and its ability to increase future leverage, as well as limitations on future sources of liquidity, including debt covenant compliance; the Company’s ability to implement its growth strategy of opening new stores, which was suspended for fiscal 2021 (with the exception of stores that were at or near completion) and, while ramping significantly, will be limited in the near term; the Company’s ability to effectively obtain, manage and allocate inventory, and satisfy changing consumer preferences; increasing freight and transportation costs (including the adverse effects of international equipment shortages) and increasing commodity prices; the Company’s reliance on third-party vendors for a significant portion of its merchandise, including supply chain disruption matters and international trade regulations (including tariffs) that have, and may continue to, adversely impact many international vendors; the loss or disruption to operating the Company’s distribution network; significant competition in the fragmented home décor industry, including increasing e-commerce; the implementation and execution of the Company’s At Home 2.0 and omnichannel strategies and related investments; natural disasters and other adverse impacts on regions in the United States where the Company has significant operations; the Company’s success in obtaining favorable lease terms and of its sale-leaseback strategy; the Company’s reliance on the continuing growth and utility of its loyalty program; the Company’s ability to attract, develop and retain employee talent and to manage labor costs; the disproportionate impact of its seasonal sales activity to its overall results; risks related to the loss or disruption of the Company’s information systems and data and its ability to prevent or mitigate breaches of its information security and the compromise of sensitive and confidential data; the Company’s ability to comply with privacy and other laws and regulations, including those associated with entering new markets; and the significant volatility of the trading price of the Company’s common stock; the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the proposed merger may not be satisfied, such that the proposed merger will not close or that the closing may be delayed; general economic conditions; the proposed merger may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the proposed merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. For more details on these and other potential risks and uncertainties, please refer to the proxy statement when filed and the documents that the Company files with the SEC. You are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date hereof or the date otherwise specified herein. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations:

Arvind Bhatia, CFA / 972.265.1299 / ABhatia@AtHome.com

Bethany Johns / 972.265.1326 / BJohns@AtHome.com

Proxy Solicitor:

Dan Burch / Bob Marese

MacKenzie Partners, Inc.

212.929.5500

Media:

Carey Marin / 214.914.1157 / MediaRelations@AtHome.com

Or

Sharon Stern / Adam Pollack / Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

HOME-F

The following email was sent by Lewis L. Bird III, Chairman and Chief Executive Officer of the Company to employees on June 2, 2021.

TO:	At Home Team Members
FROM:	Home Office Communications
DATE:	June 2, 2021
SUBJECT:	Message from Lee: First Quarter Fiscal 2022 Financial Results

At Home Team Members,

This morning we shared our earnings results for the first quarter of fiscal year 2022. Once again, our performance was very strong, driven by the favorable environment and by your continued execution of our strategic initiatives. I continue to be deeply proud of this team’s dedication and unmatched resilience in serving our customers, our communities and one another.

FIRST QUARTER HIGHLIGHTS

Similar to recent quarters, we saw a significant increase in sales, driven by strong demand, including the impact of a large stimulus during the quarter. Specifically, we delivered a comparable store sales increase of 187.3%, as well as adjusted earnings per share of $0.87, ahead of Wall Street expectations. Please note that due to our pending agreement to be acquired by Hellman & Friedman, we will not host a conference call to review our results as we normally would.

PRELIMINARY PROXY FILING

Additionally, in connection with the pending transaction, we filed what is referred to as a preliminary proxy statement and issued a press release highlighting key elements of the document. This transaction has already been unanimously approved by the At Home Board, but it will also require the approval of stockholders by a vote. The proxy describes the background and reasons for the deal and other relevant information to ensure our stockholders understand the transaction and can make an informed voting decision. I encourage you to read the preliminary proxy filing if you are interested in learning more about the transaction.

LOOKING AHEAD

We continue to expect the transaction to close in the third quarter of calendar year 2021. Importantly, until that time At Home remains an independent, publicly traded company, and we will update you on future developments as appropriate. We will continue to conduct business as usual, meeting the needs of our customers and fellow team members.

As always, thank you for your tireless efforts and commitment to our customers and communities.

Lewis L. (Lee) Bird III

Chairman & CEO | At Home Group

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by an affiliate of Hellman & Friedman LLC. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a proxy statement and other relevant documents. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents once filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (http://investor.athome.com/) or by directing a request to: the Company, 1600 East Plano Parkway, Plano, Texas, 75074, Attention: Investor Relations. Copies of documents filed by the Company with the SEC may also be obtained for free at the SEC’s Web site at http://www.sec.gov.

Participants in the Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the Company’s executive officers and directors is set forth in the Company’s Annual Report on Form 10-K, which was filed by the Company with the SEC on March 24, 2021, and the proxy statement for the Company’s 2021 annual meeting of stockholders, which was filed with the SEC by the Company on May 4, 2021. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the proposed merger by reading the preliminary and definitive proxy statement regarding the proposed merger when each such document is filed with the SEC. When available, you may obtain free copies of these documents as described in the preceding paragraph.

Cautionary Statements Regarding Forward-Looking Information

This document contains forward-looking statements made pursuant to and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate”, “are confident”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “look ahead”, “look forward”, “may”, “might”, “on track”, “outlook”, “plan”, “potential”, “predict”, “reaffirm”, “seek”, “should”, “trend”, “will”, or “vision”, or the negative thereof or comparable terminology regarding future events or conditions. The forward-looking statements are not historical facts, and are based upon the Company’s current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond its control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

Forward-looking statements are subject to significant known and unknown risks and uncertainties that may cause actual results, performance or achievements in future periods to differ materially from those assumed, projected or contemplated in the forward-looking statements, including, but not limited to, the following factors: the ongoing global COVID-19 pandemic and related challenges, risks and uncertainties, including historical and potential future measures taken by governmental and regulatory authorities (such as requiring store closures), which have significantly disrupted the Company’s business, employees, customers and global supply chain, and for a period of time, adversely impacted its financial condition (including resulting in goodwill impairment) and financial performance, and which disruption and adverse impacts may continue in the future; the recent and ongoing direct and indirect adverse impacts of the global COVID-19 pandemic to the global economy and retail industry; the eventual timing and duration of economic stabilization and recovery from the COVID-19 pandemic, which depends largely on future developments; general economic conditions in the United States and globally, including consumer confidence and spending, and any changes to current favorable macroeconomic trends of strong home sales, nesting and de-urbanization (which were enhanced and accelerated due to COVID-19, and may not continue upon a successful vaccine rollout in significant numbers that impacts consumer behavior); the Company’s indebtedness and its ability to increase future leverage, as well as limitations on future sources of liquidity, including debt covenant compliance; the Company’s ability to implement its growth strategy of opening new stores, which was suspended for fiscal 2021 (with the exception of stores that were at or near completion) and, while ramping significantly, will be limited in the near term; the Company’s ability to effectively obtain, manage and allocate inventory, and satisfy changing consumer preferences; increasing freight and transportation costs (including the adverse effects of international equipment shortages) and increasing commodity prices; the Company’s reliance on third-party vendors for a significant portion of its merchandise, including supply chain disruption matters and international trade regulations (including tariffs) that have, and may continue to, adversely impact many international vendors; the loss or disruption to operating the Company’s distribution network; significant competition in the fragmented home décor industry, including increasing e-commerce; the implementation and execution of the Company’s At Home 2.0 and omnichannel strategies and related investments; natural disasters and other adverse impacts on regions in the United States where the Company has significant operations; the Company’s success in obtaining favorable lease terms and of its sale-leaseback strategy; the Company’s reliance on the continuing growth and utility of its loyalty program; the Company’s ability to attract, develop and retain employee talent and to manage labor costs; the disproportionate impact of its seasonal sales activity to its overall results; risks related to the loss or disruption of the Company’s information systems and data and its ability to prevent or mitigate breaches of its information security and the compromise of sensitive and confidential data; the Company’s ability to comply with privacy and other laws and regulations, including those associated with entering new markets; and the significant volatility of the trading price of the Company’s common stock; the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the proposed merger may not be satisfied, such that the proposed merger will not close or that the closing may be delayed; general economic conditions; the proposed merger may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the proposed merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. For more details on these and other potential risks and uncertainties, please refer to the proxy statement when filed and the documents that the Company files with the SEC. You are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date hereof or the date otherwise specified herein. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.